EXHIBIT 99.1
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LaSalle Hotel Properties
3 Bethesda Metro Center, Suite 1200
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com


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    LASALLE HOTEL PROPERTIES REVISES 2005 OUTLOOK WITH COPLEY ACQUISITION

      BETHESDA, MD, AUGUST 31, 2005 -- LaSalle Hotel Properties (NYSE: LHO) revised its outlook for the second half of 2005, which was given during the second quarter earnings call July 21, 2005. The Company's revised outlook for 2005 includes the acquisition of The Westin Copley Place for an all-in investment amount of approximately $324 million, assumption of the related $210 million interest only first mortgage at a fixed interest rate of 5.28%, the issuance of approximately $58.7 million in preferred units to one of the prior owners at 7.25% and the August 24th public offering of $75.0 million Series D Cumulative Redeemable Preferred shares at a coupon rate of 7.50%. The revised 2005 outlook is as follows:

2005 Net Income               $15.8 million - $17.4 million ($0.52 -
                              $0.57 per diluted share)

      Third Quarter           $9.5 million - $9.9 million ($0.31 -
                              $0.32 per diluted share)

      Fourth Quarter          ($1.1 million) - $0.1 million (($0.04) -
                              $0.00 per diluted share)

2005 FFO                      $63.5 million - $65.0 million ($2.07 -
                              $2.12 per diluted share/unit)

      Third Quarter           $21.8 million - $22.7 million ($0.71 -
                              $0.74 per diluted share/unit)

      Fourth Quarter          $12.6 million - $13.2 million ($0.41 -
                              $0.43 per diluted share/unit)

2005 EBITDA                   $105.4 million - $106.9 million

      Third Quarter           $33.1 million - $34.0 million

      Fourth Quarter          $26.6 million - $27.2 million

2005 Capital Expenditures     $60.0 million

2005 RevPAR Growth            9.0% - 10.0%

2005 Hotel Level
Portfolio-Wide

      EBITDA Margin Growth    150 - 180 basis points










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      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 23 upscale and luxury full-service hotels, totaling approximately 7,600 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including, Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Hilton Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.



This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company's 2005 outlook. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks and downturns in general and local economic conditions, (iii) the availability and terms of financing and capital and the general volatility of securities markets,
(iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company's Annual Report on Form 10-K. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.



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ADDITIONAL CONTACTS:
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      Hans Weger, Chief Financial Officer, LaSalle Hotel Properties -
      301/941-1500



     For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

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